                                                                  EXHIBIT 10.17

                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         This Agreement, made and entered into as of the 1st day of January, 2000 by and among FIRST ESSEX BANK, FSB, a federal savings bank, with its main office in Lawrence, Massachusetts (the "BANK"), FIRST ESSEX BANCORP, INC., a Delaware corporation (the "HOLDING COMPANY") and the parent company of the Bank (the Bank and the Holding Company shall be hereinafter collectively referred to as the "EMPLOYERS"), and Brian W. Thompson of Amherst, Massachusetts (the "EXECUTIVE").

                                   WITNESSETH.

         WHEREAS, the Executive is a valuable, key employee of each of the Employers, serving each of them as their President and Chief Operating Officer; and

         WHEREAS, because of the Executive's experience, knowledge of the affairs of the Employers, and reputation and contacts in the banking industry, the Holding Company deems the Executive's continued employment with the Employers important for its future growth; and

         WHEREAS, it is the desire of the Holding Company and in its best interest that the Executive's services with the Employers be retained; and

         WHEREAS, in order to induce the Executive to continue in the employ of the Employers, the Holding Company has entered into this Agreement to provide him with certain benefits in accordance with the terms and conditions hereinafter set forth; and

         WHEREAS, the Holding Company desires to establish a trust (as defined in Section 1.22, the "TRUST") and to contribute to the Trust certain assets that shall be held therein, subject to the terms of the Trust, until such time as benefits have been paid to the Executive and his beneficiaries as specified herein;

         NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

PART 1. DEFINITIONS.

             1.1. ACCRUAL-BASED BENEFIT shall mean an amount equal to the aggregate of all amounts accrued by the Bank or the Holding Company (gross of any corporate deductions) between the date of this Agreement and the end of the fiscal year in which the Executive's employment terminates for the cost of the benefits payable under this Agreement.

             1.2. ACCRUED BENEFIT shall mean the Executive's Normal Retirement Benefit calculated on the basis of the Final Average Compensation as of the date on which the Executive's employment with the Employers terminates, multiplied by the Accrued Percentage.

             1.3. ACCRUED PERCENTAGE. The Accrued Percentage shall not exceed 100% and shall be determined as follows:

                    (a) The Accrued Percentage shall be 100% if:

                            (1) The Executive terminates his employment with the
                  Employers for Good Reason (as such term is defined in Section 1.14); or

                            (2) The Employers terminate the Executive's
                  employment with the Employers for any reason whatsoever other than for "Cause" (as such term is defined in, and in accordance with the procedures set forth in, Section 2.5); or

                            (3) The Executive terminates his employment with
                  Employers at or after the Normal Retirement Date (as such term is defined in Section 1.17); or

                            (4) A Terminating Event (as such term is defined in
                  Section 1.21) occurs within three years of a Change in Control (as such term is defined in Section 1.9).

                    (b) Upon termination for "Cause" the Accrued Percentage shall be zero;

                    (c) If the Executive resigns from his position as an officer or employee of the Holding Company without Good Reason prior to the date which is the second anniversary of the date of this Agreement, the Accrued Percentage shall be zero; and

                    (d) In all other cases, the Accrued Percentage shall be determined by deducting from 100% a percentage determined by multiplying (x) 1/13 times (y) the number of whole and partial years between the date on which the Executive's employment with the Employers or their successor in interest terminated and the Normal Retirement Date.

             1.4. ACTUARIAL EQUIVALENT shall mean a benefit of equivalent current value to the benefit which could otherwise have been provided to the Executive, computed on the basis of the discount rates, mortality tables and other assumptions then being used by SBERA in determining the actuarial equivalent of payments being made by SBERA to its Retirement Plan beneficiaries.

             1.5. ACTUARIALLY EQUIVALENT FORM OF PAYMENT. In lieu of the form of payment otherwise provided in this Agreement, upon request the Executive (or, if applicable, his Beneficiary) may obtain an Actuarially Equivalent form of payment; provided that such form is a permitted form of benefit under the SBERA Pension Plan. Acceptable forms of payment presently include:

                  o        Lump Sum (but only with the permission of the Board)

                  o        Life Annuity

                  o Joint and 50% Survivor Annuity or Joint and 100% Survivor Annuity

The Executive shall have the right upon becoming a party to this Agreement to elect the form of payment in which his Supplemental Benefit is to be paid. In any Calendar Year prior to the year in which amounts become payable hereunder, and at least six months prior to the Executive's termination of employment, the Executive may change the form of payment he has elected.

             1.6. ANNUAL ANNUITY EQUIVALENT for a 401(k) plan shall be equal to the annual benefit payable from a single life annuity on the Executive's life from a company holding at least an AA rating from Moody's, Standard & Poor's or an equivalent rating service. For purposes of this section, the amount available to invest in said annuity shall be assumed to be the total of the employer's matching contributions to the 401(k) on the Executive's behalf, calculated as all amounts actually contributed by the employer as matching contributions to the 401(k) plus earnings.

             1.7. BENEFICIARY shall mean the person or persons designated by the Executive in accordance with Section 2.6(b) hereof to receive benefits under this Agreement after the death of the Executive.

             1.8. CALENDAR YEAR. Any reference to "CALENDAR YEAR" shall mean a calendar year from January 1 to December 31.

             1.9. CHANGE IN CONTROL shall have the meaning set forth in the Special Termination Agreement as such Agreement is in effect on the date hereof.

             1.10. COMPENSATION shall mean all compensation reported on the Executive's Form W-2 (Wages, tips, other compensation box) for a Calendar Year, including, but not limited to, any bonuses actually paid by the Employers to the Executive during the Calendar Year, but adding thereto any amount which is contributed by the Employers on the Executive's behalf pursuant to a salary reduction agreement and which is not includable in the Executive's gross income under section 125, 402(e)(3), 402(h), or 403(b) of the Internal Revenue Code of 1986, as amended ("CODE"), and excluding therefrom any taxable employee benefits of any kind (e.g., reimbursements of moving and relocation expenses, insurance premiums, automobile, health, medical, and dental expenses, the cost of group-term life insurance, compensation arising from the exercise of a nonqualified stock option or from a stock grant, and any fringe benefit which is not excluded from gross income under Section 132 of the Code).

             1.11. EFFECTIVE DATE. The Effective Date of this Agreement shall be January 1, 2000.

             1.12. EMPLOYMENT AGREEMENT shall mean that certain Employment Agreement dated as of December 16, 1999 by and between the Executive and the Holding Company, as in effect on the date hereof.

             1.13. FINAL AVERAGE COMPENSATION shall mean the average of the Compensation of the Executive for the two Calendar Years during his final ten Calendar Years of employment with the Holding Company or any predecessor entity during which his Compensation was the highest.

             1.14. GOOD REASON. Good Reason shall mean any of the following:

                    (a) the failure of the Board of Directors of either of the Employers to continue the Executive as President and Chief Operating Officer of the Employers;

                    (b) any failure by the Employers to timely pay the amounts or provide the benefits described in the Employment Agreement or this Agreement, other than an isolated failure not occurring in bad faith and which is remedied promptly after receipt of written notice thereof given by Executive;

                    (c) any reduction in the Executive's base salary or any material reduction in other benefits in effect for the Executive on the date hereof;

                    (d) a material breach by the Employers of any of the provisions of the Employment Agreement or this Agreement which failure or breach shall have continued for thirty (30) days after written notice from the Executive to the Employers specifying the nature of such failure or breach; and

                    (e) the failure of either Employer to obtain satisfactory agreement from any successor to assume and agree to perform this Agreement.

In addition, "GOOD REASON" shall include the following events but only if they shall occur within three years following a "CHANGE IN CONTROL":

                    (f) there occurs any material change to the Executive's function, duties, or responsibilities in effect on the date hereof or as set forth in this Agreement, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof in effect on the date hereof or as set forth in the Employment Agreement;

                    (g) the failure by the Employers to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by the Employers which would directly or indirectly materially reduce any of such benefits, or the failure by the Employers to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employers in accordance with the Employers' normal vacation policy in effect at the time of the Change in Control;

                    (h) the relocation of the Employers' offices at which the Executive is principally employed immediately prior to the date of the Change in Control to a location more than 25 miles from Andover, Massachusetts, or either Employers' requiring the Executive to be based anywhere other than the Employers' offices at such location;

                    (i) a reasonable determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

                    (j) A reasonable determination by the Executive that, as a result of a Change in Control, his working conditions have significantly worsened.

             1.15. NORMAL RETIREMENT AGE. Normal Retirement Age shall mean the date on which the Executive attains age sixty-two (62).

             1.16. NORMAL RETIREMENT BENEFIT shall mean a single life annuity payable (as provided hereinafter in this Section 1.16) as an annual supplemental retirement benefit ("SUPPLEMENTAL BENEFIT"). The amount of such Supplemental Benefit shall be calculated by (x) multiplying (i) 65% times (ii) the Executive's Final Average Compensation and by (y) subtracting from such result the following: (i) one half of the annual amount payable (before earnings reductions) to the Executive as a primary social security retirement benefit at age 62, (ii) the annual pension payable to the Executive (excluding any pension payable to the Executive that is attributable to the Executive's own contributions) from defined benefit pension plans of the Employers or any Previous Employer (as defined in Section 1.18) at his Normal Retirement Date, as if such pension were paid as a single-life annuity, and (iii) the Annual Annuity Equivalent (computed as of the Normal Retirement Date) for any defined contribution plans (including 401(k) plans) maintained by either Employer or any Previous Employer during the Executive's employment. The Normal Retirement Benefit shall be an annual benefit in an amount equal to the Supplemental Benefit payable in equal monthly installments commencing on the Normal Retirement Date and continuing for the Executive's life.

             1.17. NORMAL RETIREMENT DATE shall mean the later to occur of (a) the date upon which the Executive attains the Normal Retirement Age and (b) the date on which the Executive ceases to be actively employed as an executive officer by the Holding Company.

             1.18. PREVIOUS EMPLOYER shall mean Shawmut Bank and its predecessors in interest, as well as any entities acquired thereby.

             1.19. SBERA means the Savings Banks Employees Retirement
Association.

             1.20. SPECIAL TERMINATION AGREEMENT shall mean that certain Special Termination Agreement by and between the Executive and the Holding Company dated as of December 30, 1996, as amended December 16, 1999.

             1.21. TERMINATING EVENT. A "TERMINATING EVENT" shall mean any of the following:

                    (a) Termination by either of the Employers of the employment of the Executive with either or both of the Employers for any reason other than
(i) death or (ii) for Cause (as such term is defined in Section 2.5), or

                    (b) Resignation of the Executive, with Good Reason, from the employ of either of the Employers, while the Executive is not receiving payments or benefits from either of the Employers by reason of the Executive's disability.

             1.22. TRUST AND TRUSTEE. Trustee shall mean the trustee to be appointed under that certain Trust Agreement ("TRUST") under the First Essex Bancorp Supplemental Executive Retirement Plan to be entered into by the Holding Company.

PART 2. BENEFITS.

             2.1. TERMINATION OF SERVICE AT NORMAL RETIREMENT DATE. If the Executive terminates service as an employee of the Employers (other than for "CAUSE") on or after the Normal Retirement Date, he shall receive a Normal Retirement Benefit. He shall commence to receive such Normal Retirement Benefit at the later to occur of (x) his Normal Retirement Age and (y) the date on which his employment terminates.

             2.2. TERMINATION OF SERVICE BEFORE NORMAL RETIREMENT AGE. If the Executive's service as an employee of the Employers terminates (other than by reason of death or for "Cause", as such term is defined in Section 2.5) before his Normal Retirement Date, he shall be entitled to receive his Accrued Benefit (it being understood that his Accrued Benefit will be zero under certain circumstances if the Executive resigns before the date which is the second anniversary of the Effective Date of this Agreement). He shall commence to receive such Accrued Benefit at his Normal Retirement Age or, if he so elects and the Board consents, he may commence to receive the Actuarial Equivalent of such Accrued Benefit at an earlier date. In the event that the Executive requests permission to commence receiving the Actuarial Equivalent of his Accrued Benefit before his Normal Retirement Age and the Board refuses to grant permission for such early commencement of payments, the Executive may request the Board to reconsider its decision. If the Board has not agreed to permit such early payment by a date which is thirty days after the request for reconsideration was made, the Executive shall have the right to receive upon written application to the Holding Company the Actuarial Equivalent of such Accrued Benefit, less a penalty of 7%. If the Executive begins to receive his Accrued Benefit prior to attaining his Normal Retirement Age, the benefit shall be the Actuarial Equivalent of the benefit that would have been payable if the benefit had been paid at the Executive's Normal Retirement Age.

             2.3. DISABILITY.

                    (a) In the event that the Executive shall become "disabled" (as defined below) while in the employ of the Holding Company and prior to his Normal Retirement Date, he shall become vested in his Accrued Benefit, computed at the time of the Executive's disability with an Accrued Percentage of 100%. He shall commence to receive such Accrued Benefit at his Normal Retirement Age or, if he so elects and the Board consents, he may commence to receive the Actuarial Equivalent of such Accrued Benefit at an earlier date. In the event that the Executive requests permission to commence receiving the Actuarial Equivalent of the Accrued Benefit before his Normal Retirement Age and the Board refuses to grant permission for such early commencement of payments, the Executive may request the Board to reconsider its decision. If the Board has not agreed to permit such early payment by a date which is 15 days after the request for reconsideration was made, the Executive shall have the right to receive upon written application to the Holding Company the Actuarial Equivalent of the Accrued Benefit, less a penalty of 7%. Payments under this Section 2.3 shall be in addition to any payments otherwise payable to the Executive as a result of disability under any other plans or agreements in effect from time to time.

                    (b) The Executive shall be considered to be "DISABLED" when he is no longer capable of performing the material aspects of his employment duties for the Holding Company as a result of physical and/or mental impairment. The Executive shall be considered to be no longer "disabled" at such time as he returns to work in a position with responsibilities comparable to those inherent in the position in which he was employed on the date he became "disabled."

                    (c) If the Executive recovers from his disability and returns to the employ of the Holding Company, his disability benefit shall terminate and upon his subsequent termination of service as an employee of the Bank or Holding Company he shall be entitled to such retirement or termination benefits as he would otherwise have been entitled to if he had been employed by the Bank or Holding Company throughout his period of disability, as appropriately adjusted to reflect any benefits previously paid under this
Section 2.3. For purposes of the accrual of benefits under this Agreement, time spent on disability shall be deemed to be time spent as an employee of the Bank or Holding Company.

                    (d) In the event there is disagreement as to whether the provisions of this Section 2.3 are applicable, the Holding Company and the Executive (or his personal representative) each shall select a physician. If the physicians are in disagreement, they shall select a third physician. A majority opinion of the three physicians as to disability shall be binding on all the parties hereto. The parties agree that the Holding Company will, regardless of the outcome of this procedure, reimburse the Executive (or his surviving spouse or Beneficiary, as the case may be) for the reasonable and necessary fees and costs directly attributable to such procedure.

             2.4. NO BENEFITS UPON DISCHARGE FOR CAUSE. Should the Executive be discharged for Cause in accordance with the procedures set forth in Section 2.5 at any time (before or after his Normal Retirement Age), all Benefits under Part 2 of this Agreement shall be forfeited. If a dispute arises as to discharge for "Cause", such dispute shall be resolved by arbitration as set forth in Section
3.10 of this Agreement.

             2.5. DISCHARGE FOR CAUSE.

                    (a) CAUSE. Termination for "Cause" shall mean

                           (1) committing fraud, misappropriation or
                  embezzlement in the performance of duties as an employee of the Bank or the Holding Company;

                           (2) conviction of a felony involving a crime of moral
                  turpitude; or

                           (3) willfully engaging in violations of material
                  banking regulations.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Holding Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (if Executive is not the Chief Executive Officer) or a senior officer of the Holding Company or based upon the advice of counsel for the Holding Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Holding Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been discharged for "Cause" unless and until there shall have been delivered to him a copy of a certification by the Clerk of the Holding Company that two-thirds of the entire Board of Directors of the Holding Company found in good faith that the Executive was guilty of conduct which is deemed to be Cause as defined in this Section 2.5 and specifying the particulars thereof, after reasonable notice to the Executive setting forth in reasonable detail the nature of such Cause and an opportunity for him together with his counsel, to be heard before the Board in accordance with the provisions of Section 2.5(b).

                    (b) BOARD TERMINATION PROCEDURE. In each case, in determining Cause the alleged acts or omissions of the Executive shall be measured against standards prevailing in the Holding Company industry generally and the ultimate existence of Cause must be confirmed by not less than two-thirds of the Board as a meeting prior to any termination therefor; provided, however, that it shall be the Holding Company's burden to prove the alleged facts and omissions and the prevailing nature of the standards the Holding Company shall have alleged are violated by such acts and/or omissions of the Executive. In the event of such a confirmation by two-thirds or more of the Board, the Holding Company shall notify the Executive that the Holding Company intends to terminate the Executive's employment for Cause under this Section 2.5 (the "CONFIRMATION NOTICE"). The Confirmation Notice shall specify the acts or omissions upon the basis of which the Board has confirmed the existence of Cause and must be delivered to the Executive within ninety (90) days after a majority of the Board (excluding, if applicable, the Executive) has actual knowledge of the events giving rise to such purported termination. If the Executive notifies the Holding Company in writing (the "OPPORTUNITY NOTICE") within thirty (30) days after the Executive has received the Confirmation Notice, the Executive (together with counsel) shall be provided one opportunity to meet with the Board (or a sufficient quorum thereof) to discuss such acts or omissions. Such meeting shall take place at the principal offices of the Holding Company or such other location as agreed to by the Executive and the Holding Company. During the period commencing on the date the Holding Company receives the Opportunity Notice and ending on the date next succeeding the date on which such meeting between the Board (or a sufficient quorum thereof) and the Executive is scheduled to occur and not withstanding anything to the contrary in this Agreement, the Executive shall be suspended from employment with the Holding Company (with pay to the extent not prohibited by applicable law) and the Board may, during such suspension period, reasonably limit the Executive's access to the principal offices of the Holding Company or any of its assets. If the Board properly sets the date of such meeting and if the Board (or a sufficient quorum thereof) attends such meeting and in good faith does not rescind its confirmation of Cause at such meeting or if the Executive fails to attend such meeting for any reason, the Executive's employment by the Holding Company shall, immediately upon the closing of such meeting and the delivery to the Executive of the Notice of Termination, be terminated for Cause. If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time period specified in this
Section 2.5(b), the Executive's employment with the Holding Company shall, on the thirty-first day after the receipt by the Executive of the Confirmation Notice, be terminated for Cause under this Section 2.5.

             2.6. DEATH.

                    (a) DEATH BENEFIT. If (i) the Executive dies prior to the termination of his employment with the Employers or (ii) the Executive's employment with the Employers has been terminated by reason of his having become disabled and he subsequently dies prior to reaching the age of 65 without having received any Benefits under Part 2 of this Agreement, then a death benefit shall be payable to the Executive's Beneficiary commencing not later than sixty days following the death of the Executive. The death benefit shall be a lump sum equal to the Accrual-Based Benefit, or the Actuarial Equivalent thereof as provided in Section 1.5). No Death Benefit will be payable to the Executive's Beneficiary upon the death of the Executive after commencement of benefits hereunder, unless an optional form of payment providing for such payment is in effect under Section 1.5. Benefits paid under this Section 3.1 shall be in lieu of any other benefit otherwise payable under this Agreement.

                    (b) BENEFICIARY DESIGNATION PROCEDURE. The Executive may designate one or more Beneficiaries to receive specified percentages of any death benefit payments to be paid hereunder. The Executive shall designate any such Beneficiaries in writing and shall submit such writing to the Treasurer of the Holding Company. Only designated Beneficiaries alive at the Executive's death shall be entitled to share in the benefit payments. Absent a contrary specification by the Executive in writing submitted to the Treasurer of the Holding Company, each Beneficiary alive at the Executive's death (or, in the case of the Beneficiary's death after the Executive's death, the Beneficiary's estate) shall share equally in death benefit payments. If no designated Beneficiary is alive at the Executive's death, his surviving spouse shall be entitled to all death benefit payments. If the Executive dies leaving neither a designated Beneficiary nor a surviving spouse, his estate shall be entitled to any death benefit payments except to the extent specifically provided in this Section 2.6.

PART 3. ADDITIONAL PROVISIONS.

             3.1. RABBI TRUST. Upon a Change in Control, the Holding Company shall, as soon as possible, but in no event later than 30 days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient, as determined by an actuary appointed by the Trustee, to pay the Executive or his Beneficiary the full benefits to which he or she would be entitled pursuant to the terms of this Agreement as of the date on which the Change in Control occurred assuming that (x) the Accrued Percentage was 100%,
(y) a Terminating Event had occurred with respect to the Executive as of the date of the Change in Control, and (z) the Board had agreed to pay such benefits to the Executive or his Beneficiary, on an Actuarial Equivalent basis, as of the date of the Change in Control. Within the same time period following a Change in Control, the Holding Company shall make a further irrevocable contribution to the Trust in an amount sufficient to pay for the Trustee's fees and for actuarial, accounting, legal and other professional or administrative services necessary to implement the terms of this Agreement following a Change in Control. Such amount shall be determined by the Trustee's estimate of its fees (as provided in the Trust Agreement) and by estimates obtained by the Trustee from the independent actuaries, accountants, lawyers and other appropriate professional and administrative personnel who provided such services to the Trust or the Holding Company immediately before the Change in Control.

             3.2. ALIENABILITY AND ASSIGNMENT PROHIBITION. Neither the Executive, his surviving spouse nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Holding Company's liabilities shall forthwith cease and terminate.

             3.3. BINDING OBLIGATION OF HOLDING COMPANY AND ANY SUCCESSOR IN INTEREST. This Agreement shall bind the Executive and the Holding Company, their heirs, successors, personal representatives and assigns. The Holding Company expressly agrees that it shall not merge or consolidate into or with another entity or sell substantially all of its assets to another bank, firm or person until such entity, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Holding Company under this Agreement.

             3.4. AMENDMENT. During the lifetime of the Executive, this Agreement may be amended only with the mutual written assent of the Executive and the Holding Company.

             3.5. GENERAL. The benefits provided by the Holding Company to the Executive pursuant to this Agreement are in the nature of a fringe benefit and shall in no event be construed to affect or limit the Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits or his right to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan.

             3.6. HEADINGS. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

             3.7. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

             3.8. NAMED FIDUCIARY AND PLAN ADMINISTRATOR. The "NAMED FIDUCIARY AND PLAN ADMINISTRATOR" of this plan shall be First Essex Bancorp until its removal by the Board. As Named Fiduciary and Plan Administrator, the Holding Company shall be responsible for the management, control and administration of the benefits to be provided under this Agreement. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

             3.9. CLAIMS PROCEDURE.

                    (a) In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed to have been denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

                    (b) If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

             3.10. ARBITRATION. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this agreement to arbitrate, shall be resolved by the following procedures:

                    (a) The parties agree to submit any dispute to final and binding arbitration administered by the American Arbitration Association (the "AAA"), pursuant to the Commercial Arbitration Rules of the AAA as in effect at the time of submission. The arbitration shall be held in Boston, Massachusetts before a single neutral, independent, and impartial arbitrator (the "ARBITRATOR").

                    (b) Unless the parties have agreed upon the selection of the Arbitrator before then, the AAA shall appoint the Arbitrator within thirty (30) days after the submission to AAA for binding arbitration. The arbitration hearings shall commence within fifteen (15) days after the selection of the Arbitrator. Each party shall be limited to two pre-hearing depositions each lasting no longer than two (2) hours. The parties shall exchange documents to be used at the hearing no later than ten (10) days prior to the hearing date. Each party shall have no longer than three (3) hours to present its position, and the entire proceedings before the Arbitrator shall be on no more than two (2) hearing days within a two week period. The award shall be made no more than ten
(10) days following the close of the proceeding. The Arbitrator's award shall not include consequential, exemplary, or punitive damages. The Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable in any court of competent jurisdiction. Except in a proceeding to enforce the results of the arbitration, neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

             3.11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations, prior draft agreements, and discussions of the parties, whether oral or written.

             3.12. INTERPRETATION. Unless otherwise indicated or the context otherwise requires, throughout this Agreement, references to Sections or Exhibits refer to Sections of or Exhibits to this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The recitals hereto constitute an integral part of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement.

             3.13. EMPLOYMENT. No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Holding Company and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Holding Company to discharge the Executive with or without Cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily terminate his employment at any time. The benefits provided by this Agreement are not part of any salary reduction plan or any arrangement deferring a bonus or salary increase. The Executive has no option to take any current payment or bonus in lieu of these benefits.

             3.14. NON-COMPETE. In the event that the Executive's employment is terminated for any reason prior to a Change in Control (as defined in the Employment Agreement) and the Executive is entitled to receive benefits pursuant to this Agreement, then during the period from the date of the termination of the Executive's full-time employment with the Employers until all of the benefits to which the Executive is entitled under the Agreement have been paid, the Executive shall not directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer, or otherwise, or through any individual, corporation, association, partnership, estate, trust, or any other entity or organization, compete in the Bank's market area (defined as all cities and towns in which the Bank or an affiliate has an office or a branch on the date of termination and all areas within a ten mile radius of each such office and branch) with the banking or any other business conducted by the Employers during the course of his employment, nor will he attempt to hire any employee of the Employers, assist in such hiring by any other person or entity, encourage any such employee to terminate his or her relationship with the Employers, or solicit or encourage any customer of the Employers to terminate his relationship with the Employers or to conduct with any other person or entity any business or activity which such customer conducts or could conduct with the Employers. For purposes of this Section 3.14, the Executive shall not be deemed to be competing with the Employers if he is employed outside of the Employers' market area for a bank or a corporation which has its headquarters outside of the Employers' market area, even if such bank or corporation has a branch or office in the Employers' market area.

             3.15. COMMUNICATIONS. All notices and other communications hereunder shall be in writing and shall given by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the their respective addresses set forth below (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

                            To the Employers:

                                   First Essex Bancorp, Inc.
                                   71 Main Street
                                   Post Office Box 2070
                                   Andover, Massachusetts 01810
                                   Attention: Chairman

                            To the Executive:

                                   Brian W. Thompson
                                   ___________________________
                                   ___________________________
                                   ___________________________


         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal, as of the date first written above.

                                          FIRST ESSEX BANCORP, INC.


                                          By:
                                             ----------------------------------
                                               Title



                                          FIRST ESSEX BANK, FSB


                                          By:
                                             ----------------------------------
                                               Title


                                           ------------------------------------
                                            Brian W. Thompson

                          BENEFICIARY DESIGNATION FORM


PRIMARY DESIGNATION:

Name                                        Relationship

_____________________________________       _________________________
_____________________________________       _________________________
_____________________________________       _________________________


CONTINGENT DESIGNATION:

_____________________________________       _________________________
_____________________________________       _________________________
_____________________________________       _________________________


FORM OF PAYMENT

                  ?        Lump Sum (but only with the permission of the Board)
                  ?        Life Annuity
                  ?        Joint and 50% Survivor Annuity
                  ?        Joint and 100% Survivor Annuity


_____________________________________       _________________________
Brian W. Thompson                           Date